Exhibit 99.1

 Reliance Steel & Aluminum Co. Reports 2005 Second Quarter Results;
                        Record Quarterly Sales


    LOS ANGELES--(BUSINESS WIRE)--July 21, 2005--Reliance Steel & Aluminum Co. (NYSE:RS) reported today its financial results for the second quarter and six-months ended June 30, 2005. For the 2005 second quarter, net income was $49.0 million, compared with record net income of $52.8 million for the same period in 2004. Earnings per diluted share were $1.48 for the quarter ended June 30, 2005, compared with earnings of $1.62 per diluted share for the same period last year. Sales for the 2005 second quarter were a record $816.3 million, up 7%, compared with 2004 second quarter sales of $760.8 million. There was no LIFO income or expense recorded in the 2005 second quarter, compared with a pre-tax LIFO expense amount of $32.5 million, or $.60 per diluted share in the 2004 second quarter.
    For the six-months ended June 30, 2005, net income amounted to a record $95.4 million, up 16% compared with net income of $82.6 million for the same period in 2004. Earnings per diluted share were $2.89 for the six-months ended June 30, 2005, compared with earnings of $2.54 per diluted share for the six-months ended June 30, 2004. Sales for the 2005 year-to-date period were a record $1.63 billion, an increase of 15% compared with 2004 six-month sales of $1.42 billion. The 2005 six-month financial results include in cost of sales a pre-tax LIFO expense amount of $12.5 million, or $.23 per diluted share, compared with $60 million, or $1.12 per diluted share in the 2004 year-to-date period.
    David H. Hannah, Chief Executive Officer, said, "During the second quarter we did not see any meaningful changes, up or down, in the demand for our products when compared to the prior quarter. Our product diversification continues to play an important role in our financial results. Our toughest challenge during this last quarter was managing through the decrease in carbon steel pricing, which we expect to continue throughout the 2005 third quarter.
    "We continue to believe that the operating environment, while changing, is still very favorable by historical standards, and we are encouraged by the opportunities we see for continued growth for our Company. At this time, anticipating no significant changes from existing business conditions, but expecting some softness in pricing to continue, we estimate earnings per diluted share for the 2005 third quarter will be in a range of $1.20 to $1.30," concluded Hannah.
    In July of 2005, Reliance acquired Chapel Steel Corp., headquartered in Spring House (Philadelphia), Pennsylvania for $94.2 million in cash plus the assumption of approximately $16.8 million of debt. Chapel was a privately held metals service center company founded in 1972 specializing in high-strength carbon and alloy plate. Chapel's net sales for the fiscal year ended December 31, 2004 were approximately $273 million.
    Also during the second quarter, the Company entered into a $600 million, five-year, unsecured revolving credit facility that replaced its previous $335 million credit facility. The Company plans to use its credit facility for working capital and general corporate purposes, internal growth initiatives, and the funding of acquisitions.
    On April 20, 2005, the Company's Board of Directors declared a regular quarterly cash dividend of $.09 per share of common stock. The dividend was paid on June 3, 2005 to shareholders of record May 13, 2005. The Company has paid regular quarterly dividends for 45 consecutive years.
    Reliance will host a conference call that will be broadcast live over the Internet (listen only mode) regarding the 2005 second quarter and six-months financial results for the period ended June 30, 2005. All interested parties are invited to listen to the web cast on July 21, 2005 at 11:00 a.m. Eastern Time at: http://www.rsac.com/investorinformation or http://www.streetevents.com. Player format: Windows Media. The web cast will remain on the Reliance web site at: www.rsac.com through August 21, 2005 and a printed transcript will be posted on the Reliance web site after the completion of the conference call.

    Reliance Steel & Aluminum Co., headquartered in Los Angeles, California, is one of the largest metals service center companies in the United States. Through a network of more than 100 locations in 31 states and Belgium, France and South Korea, the Company provides value-added metals processing services and distributes a full line of over 90,000 metal products. These products include galvanized, hot-rolled and cold-finished steel; stainless steel; aluminum; brass; copper; titanium and alloy steel sold to more than 95,000 customers in various industries.
    Reliance Steel & Aluminum Co.'s press releases and additional information are available on the Company's web site at www.rsac.com. The Company was named to the 2005 Forbes Platinum 400 List of America's Best Big Companies and was also named as one of "America's Most Admired Companies" listed in the diversified wholesaler's category in the March 7, 2005 issue of Fortune. This release may contain forward-looking statements relating to future financial results. Actual results may differ materially as a result of factors over which Reliance Steel & Aluminum Co. has no control. These risk factors and additional information are included in the Company's reports on file with the Securities and Exchange Commission.


                     RELIANCE STEEL & ALUMINUM CO.
                        SELECTED FINANCIAL DATA
           (In thousands except share and per share amounts)

                            Three Months                Six Months
                           Ended June 30,             Ended June 30,
                      ------------------------------------------------
                           2005        2004       2005         2004
                      ------------------------------------------------

Income Statement Data:
Net sales                $816,342    $760,780  $1,628,249  $1,416,545
Gross profit              222,235     228,467     438,171     415,897
Operating profit(1)        88,241      97,478     172,018     156,174
EBITDA(2)                  97,423     105,332     189,666     173,016
EBIT(2)                    85,316      94,266     166,397     150,904
Pre-tax income             79,110      87,010     153,890     136,168
Net income                 49,049      52,797      95,412      82,636
EPS - diluted               $1.48       $1.62       $2.89       $2.54
Weighted average shares
 outstanding -- diluted 33,086,102  32,674,395  33,023,552  32,564,497
Gross margin                 27.2%       30.0%       26.9%       29.4%
Operating profit
 margin(1)                   10.8%       12.8%       10.6%       11.0%
EBITDA margin(2)             11.9%       13.8%       11.6%       12.2%
EBIT margin(2)               10.5%       12.4%       10.2%       10.7%
Pre-tax margin                9.7%       11.4%        9.5%        9.6%
Net margin                    6.0%        6.9%        5.9%        5.8%
Cash dividends per
 share                       $.09        $.06        $.18        $.12

                                                June 30,  December 31,
                                                  2005        2004
                                              ------------------------
Balance Sheet Data:
Current assets                                   $787,680    $733,229
Working capital(3)                                501,081     458,551
Net fixed assets                                  457,942     458,813
Total assets                                    1,617,072   1,563,331
Current liabilities                               286,599     274,678
Long-term debt                                    325,475     380,850
Shareholders' equity                              920,068     822,552
Capital expenditures                               21,060      35,982
Net debt-to-total capital(4)                         28.0%       33.6%
Return on equity(5)                                  22.2%       26.2%
Current ratio(3)                                      2.8         2.7
Book value per share                               $27.94      $25.18
Cash flow from operations per share(5)              $6.11       $3.73


    (1)Operating profit is calculated as net sales less cost of sales, warehouse, delivery, selling, general and administrative expenses and depreciation expense.
    (2)See Consolidated Statements of Income for reconciliation of EBIT and EBITDA. EBIT is defined as the sum of income before interest expense and income taxes. EBITDA is defined as the sum of income before interest expense, income taxes, depreciation expense and amortization of intangibles. We believe that EBIT and EBITDA are commonly used as a measure of performance for companies in our industry and are frequently used by analysts, investors, lenders and other interested parties to evaluate a company's financial performance and its ability to incur and service debt. EBIT and EBITDA should not be considered as a measure of financial performance under accounting principles generally accepted in the United States. The items excluded from EBIT and EBITDA are significant components in understanding and assessing financial performance. EBIT or EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of operating performance or as a measure of liquidity.
    (3)The December 31, 2004 balances have been adjusted to reflect balance sheet reclassifications made as of June 30, 2005.
    (4)Net debt-to-total capital is calculated as total debt (net of cash) divided by shareholders' equity plus total debt (net of cash).
    (5)Calculations are based on the latest twelve months.



                     RELIANCE STEEL & ALUMINUM CO.
                      CONSOLIDATED BALANCE SHEETS
                  (In thousands except share amounts)


                                ASSETS

                                               June 30,   December 31,
                                                 2005         2004
                                               ----------- -----------
Current assets:                                (Unaudited)
 Cash and cash equivalents                        $16,210     $11,659
 Accounts receivable, less allowance for
  doubtful accounts of $9,865 at June 30, 2005
  and $8,699 at December 31, 2004, respectively   362,030     329,991

 Inventories                                      369,665     349,779
 Prepaid expenses and other current assets         15,183      17,216
 Deferred income taxes                             24,592      24,584
                                               ----------- -----------
Total current assets                              787,680     733,229
Property, plant and equipment, at cost:
 Land                                              58,887      57,982
 Buildings                                        262,917     261,228
 Machinery and equipment                          383,521     370,229
 Accumulated depreciation                        (247,383)   (230,626)
                                               ----------- -----------
                                                  457,942     458,813

Goodwill                                          341,780     341,780
Other assets                                       29,670      29,509
                                               ----------- -----------
Total assets                                   $1,617,072  $1,563,331
                                               =========== ===========

                 LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Accounts payable                                $157,446    $140,323
 Accrued expenses                                  19,066      17,561
 Accrued compensation and retirement costs         36,922      49,959
 Accrued insurance costs                           24,502      20,297
 Deferred income taxes                                138         138
 Current maturities of long-term debt              48,525      46,400
                                               ----------- -----------
Total current liabilities                         286,599     274,678
Long-term debt                                    325,475     380,850
Long-term retirement costs                         15,435      14,102
Deferred income taxes                              55,613      55,613
Minority interest                                  13,882      15,536
Commitments and contingencies                          --          --
Shareholders' equity:
 Preferred stock, no par value:
   Authorized shares -- 5,000,000
   None issued or outstanding                          --          --
 Common stock, no par value:
   Authorized shares -- 100,000,000
   Issued and outstanding shares -- 32,925,924
    at June 30, 2005 and 32,669,967 at
    December 31, 2004, respectively, stated
    capital                                       320,402     313,953
 Retained earnings                                599,145     508,147
 Accumulated other comprehensive income               521         452
                                               ----------- -----------
Total shareholders' equity                        920,068     822,552
                                               ----------- -----------
Total liabilities and shareholders' equity     $1,617,072  $1,563,331
                                               =========== ===========



                     RELIANCE STEEL & ALUMINUM CO.
                   CONSOLIDATED STATEMENTS OF INCOME
           (In thousands except share and per share amounts)


                               Three Months           Six Months
                              Ended June 30,         Ended June 30,
                          --------------------------------------------
                             2005       2004       2005       2004
                          --------------------------------------------
Net sales                   $816,342   $760,780 $1,628,249 $1,416,545
Other income, net                699      1,386      1,364      1,893
                          --------------------------------------------
                             817,041    762,166  1,629,613  1,418,438

Costs and expenses:
 Cost of sales (exclusive
  of depreciation and
  amortization shown
  below)                     594,107    532,313  1,190,078  1,000,648
 Warehouse, delivery,
  selling, general and
  administrative             123,571    120,723    245,353    239,229
 Depreciation and
  amortization                12,107     11,066     23,269     22,112
 Interest expense              6,206      7,256     12,507     14,736
                          --------------------------------------------
                             735,991    671,358  1,471,207  1,276,725
Income before minority
 interest and income taxes    81,050     90,808    158,406    141,713
Minority interest             (1,940)    (3,798)    (4,516)    (5,545)
                          --------------------------------------------
Income from continuing
 operations before
 income taxes                 79,110     87,010    153,890    136,168
Provision for income taxes    30,061     34,213     58,478     53,532
                          --------------------------------------------
Net income                   $49,049    $52,797    $95,412    $82,636
                          ============================================

Earnings per share:
Income from continuing
 operations - diluted          $1.48      $1.62      $2.89      $2.54
                          ============================================
Weighted average shares
 outstanding - diluted    33,086,102 32,674,395 33,023,552 32,564,497
                          ============================================
Income from continuing
 operations - basic            $1.49      $1.63      $2.90      $2.55
                          ============================================
Weighted average shares
 outstanding  -
 basic                    32,915,847 32,446,394 32,848,990 32,369,777
                          ============================================
Cash dividends per share        $.09       $.06       $.18       $.12
                          ============================================



                  Reconciliation of EBIT and EBITDA
Income from continuing
 operations before income
 taxes                       $79,110    $87,010   $153,890   $136,168
Interest expense               6,206      7,256     12,507     14,736
                          --------------------------------------------
EBIT                         $85,316    $94,266   $166,397   $150,904
                          --------------------------------------------
Depreciation expense          10,423     10,266     20,800     20,494
Amortization expense           1,684        800      2,469      1,618
                          --------------------------------------------
EBITDA                       $97,423   $105,332   $189,666   $173,016
                          ============================================



                     RELIANCE STEEL & ALUMINUM CO.
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)

                                                   Six Months Ended
                                                        June 30,
                                                   -------------------
                                                     2005      2004
                                                   --------- ---------
Operating activities:
Net income                                          $95,412   $82,636
Adjustments to reconcile net income to net cash
 provided by operating activities:
 Depreciation and amortization                       23,269    22,112
 Loss (Gain) on sales of machinery and equipment          2      (667)
 Deferred taxes                                         (14)       --
 Minority interest                                    4,516     5,545
 Tax benefit of stock options exercised               1,509     1,188
 Changes in operating assets and liabilities:
   Accounts receivable                              (32,039) (122,701)
   Inventories                                      (19,886)  (54,034)
   Prepaid expenses and other assets                   (597)   (2,743)
   Accounts payable and accrued expenses             11,129    72,390
                                                   --------- ---------
Net cash provided by operating activities            83,301     3,726

Investing activities:
Purchases of property, plant and equipment, net     (21,060)  (15,883)
Tax payments related to prior acquisition                --   (16,475)
Proceeds from sales of property and equipment         1,129     2,408
                                                   --------- ---------
Net cash used in investing activities               (19,931)  (29,950)

Financing activities:
Proceeds from borrowings                            187,000   144,000
Principal payments on long-term debt and
 short-term borrowings                             (240,250) (120,250)
Payments to minority partner                         (6,170)       --
Dividends paid                                       (5,923)   (3,884)
Issuance of common stock                                246       236
Exercise of stock options                             6,203     6,371
                                                   --------- ---------
Net cash (used in) provided by financing
 activities                                         (58,894)   26,473
Effect of exchange rate changes on cash                  75       177
                                                   --------- ---------

Increase in cash and cash equivalents                 4,551       426

Cash and cash equivalents at beginning of period     11,659     2,166
                                                   --------- ---------

Cash and cash equivalents at end of period          $16,210    $2,592
                                                   ========= =========

Supplemental cash flow information:
Interest paid during the period                     $12,372   $14,618
Income taxes paid during the period                 $57,994   $40,285



    CONTACT: Reliance Steel & Aluminum Co.
             Kim P. Feazle
             Investor Relations
             713-610-9937
             213-576-2428
             kfeazle@rsac.com
             investor@rsac.com